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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported): March 14, 2007


                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
----------------------------------------------------------------------
(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)              File Number)     Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.02  Departure of Directors or Principal Officers;
           Election of Directors; Appointment of Principal
           Officers

Eastman Kodak Company announced today the establishment of a Chief Operating Office, a move designed to enable the streamlining of its senior management and enhance operational effectiveness as the necessary next step in the Company's digital transformation. Under this new structure:

     - Antonio M. Perez, Chairman of the Board and Chief Executive Officer
       (CEO), Eastman Kodak Company, retains responsibility for setting strategy, driving the overall operating performance of the Company, and managing broad issues of corporate governance. Perez will delegate certain responsibilities to the Chief Operating Office, specifically those associated with achieving reductions in selling, general and administrative expenses and leveraging on a daily basis the resources of the Company's two largest digital businesses.

     - Philip J. Faraci, President, Consumer Digital Imaging Group, and
       Senior Vice President, Eastman Kodak Company, and James Langley, President, Graphic Communications Group, and Senior Vice President, Eastman Kodak Company, as the two principals of the Chief Operating Office, will be responsible for the leadership and management of Kodak's Consumer Digital and Graphic Communications businesses, respectively.

     - Messrs. Faraci and Langley also will receive the additional responsibilities of achieving reduction in selling, general and administrative expenses and leveraging on a daily basis the resources of the Company's two largest digital businesses. The new responsibilities also include direct oversight of the Company's Global Shared Services organization and Worldwide Information Systems.

Antonio M. Perez

Antonio M. Perez, 61, joined Kodak as President and Chief Operating Officer in April 2003, and was elected to the Company's Board of Directors in October 2004. In May 2005, he was elected Chief Executive Officer and on January 1, 2006, he became Chairman of the Company's Board of Directors.

Mr. Perez is leading the digital transformation of Kodak, aimed at delivering innovative digital products and services to consumer and commercial customers in the fastest-growing segments of the imaging industry.

Mr. Perez has extensive expertise in digital imaging technologies, stemming from a 25-year career at Hewlett-Packard Company (HP), where he was a corporate vice president and a member of the company's Executive Council. As President of HP's Consumer Business, Mr. Perez spearheaded the company's efforts to build a business in digital imaging and electronic publishing, ultimately generating worldwide revenue of more than $16 billion.

Prior to that assignment, Mr. Perez served as President and CEO of HP's inkjet imaging business. During the five years in which he led the business, the installed base of inkjet printers grew from 17 million to 100 million worldwide, with total revenue of more than $10 billion.

Just prior to joining Kodak, Mr. Perez served as an independent consultant for large investment firms, providing counsel on the effect of technology shifts on financial markets.

From June 2000 to December 2001, Mr. Perez was President and CEO of Gemplus International, where he led the effort to take the company public. While at Gemplus, he transformed the company into the leading Smart Card-based solution provider in the fast-growing wireless and financial markets. In the first fiscal year, revenue at Gemplus grew 70%, from $700 million to $1.2 billion.

Philip J. Faraci

Mr. Faraci, 51, was named President, Consumer Digital Imaging Group in September 2005, effective January 1, 2006. He oversees Kodak's consumer, digital capture, printing, kiosk, and imaging systems businesses. He joined Kodak as Director, Inkjet Systems Program in December 2004. In February 2005, he was elected a Senior Vice President of the Company. In June 2005, he was also named Director, Corporate Strategy & Business Development.

Prior to Kodak, Mr. Faraci served as Chief Operating Officer of Phogenix Imaging, and President and General Manager of Gemplus Corporation's Telecom Business Unit. Prior to these roles, he spent 22 years at Hewlett-Packard, where he served as Vice President and General Manager of the Consumer Business Organization and Senior Vice President and General Manager for the Inkjet Imaging Solutions Group.

James T. Langley

Mr. Langley, 56, is President, Graphic Communications Group, and Senior Vice President. He joined Kodak as President, Commercial Printing, in August 2003. The Commercial Printing Group was renamed Graphic
Communications Group in May 2004. In September 2003, he was elected to Senior Vice President of the Company.

He was Vice President of Commercial Printing at HP from March 2000 to August 2002. Prior to that assignment, Mr. Langley served for three years as Vice President of Inkjet Worldwide Office Printers, responsible for expanding the presence of HP's inkjet products in new, higher-end markets. From August 1993 to June 1997, Mr. Langley served as the general manager of HP's Vancouver Printer Division.


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ITEM 9.01  Financial Statements and Exhibits

(c)  Exhibits

(99.1) Press release issued by Eastman Kodak Company on March 14, 2007, announcing the establishment of a Chief Operating Office.




                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      EASTMAN KODAK COMPANY



                                      By: /s/ Robert L. Berman
                                      -----------------------------
                                           Robert L. Berman
                                      Chief Human Resources Officer
                                       and Senior Vice President
Date:  March 14, 2007





                    EASTMAN KODAK COMPANY
                      INDEX TO EXHIBIT

Exhibit No.

(99.1) Press release issued by Eastman Kodak Company on March 14, 2007, announcing the establishment of a Chief Operating Office.